SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): March 27, 2008

Commission File No.: 000-32317

LONE MTN GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	86-1010394
(State of incorporation)	(IRS Employer Identification No.)

10135 E. Via Linda
   Suite D-224A
Scottsdale, Arizona 85258

(Address of principal executive offices)

(480) 391-1110

(Issuer telephone number)

AM Marketing Inc.

(Former name or former address, if changes since last report)

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Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, The sole Director, Kevin Ericksteen, changed the name of the Issuer from AM Marketing, Inc., to Lone Mtn Gold Corp.  The Articles of the Corporation have been amended to reflect such change.  This change was made due to the name of the Corporation no longer being available in the State of Nevada.  Under Nevada State Law, we applied for Reinstatement for use ONLY if the old name is unavailable.  The Application was filed in the Office of Ross Miller, Nevada Secretary of State, on March 27, 2008.

Exhibits	Description
2.1	Resolution

Signatures

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned thereunto authorized.

Lone Mtn Gold Corp.

Date: April 30, 2008	By:	/s/ Kevin Ericksteen
Kevin Ericksteen, President

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